Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

Huachen AI Parking Management Technology Holding Co., Ltd

Suite #4-210, Governors Square

23 Lime Tree Bay Avenue

PO Box 32311

Grand Cayman KY1-1209

Cayman Islands

30 December 2024

Huachen AI Parking Management Technology Holding Co., Ltd (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the Company’s preliminary prospectus included in the Registration Statement (the Prospectus) initially filed on 14 August 2024 (as amended to date) with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Securities Act) for the purposes of registering with the Commission in accordance with the Securities Act and, relating to the offering and sale to the public of ordinary shares in the Company of par value US$0.00000125 each (the Shares).

1.	Documents Reviewed

For the purposes of this opinion letter, we have examined a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 30 September 2021;

(b)	the amended and restated memorandum and articles of association of the Company (the M&A) adopted by a special resolution dated 12 August 2024;

(c)	the Company’s register of directors and officers provided to us by the Company and a certificate from a director of the Company dated 26 December 2024 (together with the Certificate of Good Standing and the M&A, the Company Records);

(d)	written resolutions of the board of directors of the Company passed on 12 August 2024 and 26 December 2024 approving (among other things) the allotment of the Shares (the Resolutions);

(e)	a certificate of good standing dated 23 December 2024, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(f)	the Registration Statement; and

(g)	the Prospectus.

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078

mourant.com

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions, we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.4	the genuineness of all signatures and seals;

2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.6	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	upon issue of the Shares or the Warrant Shares (as defined below), the Company will receive in full the consideration for which the Company agreed to issue the Shares or the Warrant Shares (as applicable), which shall be equal to at least the par value thereof;

2.9	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement has been duly filed with the Commission;

2.10	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A; and

2.11	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Act; and

(b)	is not, to the Registrar’s knowledge, in default under the Companies Act.

3.2	Based solely on our review of the M&A, the authorised share capital of the Company is US$250 divided into 200,000,000 ordinary shares of a par value of US$0.00000125 each.

3.3	The issue and allotment of the Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The issue of the warrants to the underwriters or their designees (such warrants, the Underwriters’ Warrants) as contemplated by the Registration Statement has been duly authorised.

3.5	The issue and allotment of the shares underlying the Underwriters’ Warrants (the Warrant Shares) as contemplated by the Registration Statement has been duly authorised and, when allotted and issued pursuant to the terms of the Underwriters’ Warrants, and fully paid for as contemplated by the Registration Statement, the Warrant Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.6	The statements under the caption “Cayman Islands Taxation” in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.	Qualifications

4.1	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	In this opinion the phrase non-assessable means, with respect to Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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